                                                                   EXHIBIT 10.17
                         SUPPLEMENTAL REPRESENTATIONS,
                         -----------------------------
                       WARRANTIES AND INDEMNITY AGREEMENT
                       ----------------------------------

     THIS SUPPLEMENTAL REPRESENTATIONS AND WARRANTIES AGREEMENT (the "Agreement") is made and entered into as of _____ __, 1998 by **[LaSalle Plaza Park Limited Partnership]** **[LaSalle Seaview, L.P.]** **[LaSalle LRP Bloomington Limited Partnership]** **[LaSalle LRP Dallas Hotel Limited Partnership]** **[LaSalle LRP New Orleans Hotel Limited Partnership]** **[LaSalle LRP Key West Hotel Investors Limited Partnership]** **[LaSalle Le Montrose Limited Partnership]** **[LaSalle Sabal Plaza Limited Partnership]** **[LaSalle Omaha Hotel Investors Limited Partnership]** **[LaSalle Hotel Co-Investment, Inc.]** ("Indemnitor"), LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") and LaSalle Hotel Properties, a Maryland real estate investment trust (the "REIT"). Capitalized terms used herein without definition shall have the meaning ascribed to such terms in that certain Omnibus Contribution Agreement dated as of _________ __, 1998 (the "Contribution Agreement") by and among the Operating Partnership, the Indemnitor and others named therein.

     WHEREAS, in connection with an initial public offering of common shares of beneficial interest of the REIT (the "IPO"), the Indemnitor and certain other persons will transfer to the Operating Partnership their direct and indirect equity interests in the Asset Entity and the Property (each as hereinafter defined) upon the exercise by the Operating Partnership of options granted to it by the Indemnitor pursuant to the Contribution Agreement and by certain third parties (collectively, the "Grantors" and individually, a "Grantor") pursuant to certain Contribution Agreements (the "Grantor Agreements") (all of the foregoing transfers being collectively referred to herein as the "Transactions"); and

     WHEREAS, to induce the REIT to consummate the IPO and to induce the Operating Partnership to exercise the options granted to it pursuant to the Contribution Agreement, Indemnitor has agreed to make the representations and warranties contained in this Agreement for the benefit of the REIT and the Operating Partnership, on the condition that the individual liability of such Indemnitor for any breach of such representations and warranties be limited as provided herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

     1.  Representations and Warranties with Respect to the Property and
         ---------------------------------------------------------------
Indemnitor.  Indemnitor hereby makes the following representations and
-----------
warranties as of the date hereof, as of the date of the Initial Closing and as of the date of the Final Closing with respect to the property set forth on Exhibit A hereto, including all personal property related thereto or to the
---------
operation thereof (collectively, the "Property") and all property management agreements set forth on Exhibit B hereto (the "Corporate Assets"). Such
                        ---------
representations and warranties, other than those contained in Section 2.3 hereto, are deemed modified in full to the extent any specific statement of fact in the REIT's Registration Statement on Form S-ll (Registration No. 333 -

[_____], as amended (the "Registration Statement")), conflicts with any similar statement of fact contained in such representations and warranties.

          1.1  Organization and Qualification.  Indemnitor is a **[limited
               ------------------------------
partnership]** **[corporation]**, duly formed and validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to carry on its business as it is now being conducted and, if applicable, to engage in the Transactions to which it is a party. Indemnitor has made available to the Operating Partnership or the REIT complete and correct copies of its governing instruments, together with all amendments thereto, as in effect on the date of this Agreement. Indemnitor is duly qualified or registered to transact business in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property, the management of properties owned by others or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise) or the earnings, assets, business affairs or business prospects of such entity.

          1.2  Authority Relative to Contribution Agreement.  All action of
               --------------------------------------------
Indemnitor necessary to authorize the execution, delivery and performance by such Indemnitor of the Contribution Agreement has been taken, and no other proceedings on the part of Indemnitor is necessary to authorize (i) the execution and delivery by Indemnitor (or by any attorney-in-fact for such Indemnitor appointed pursuant to the Contribution Agreement (an "Attorney-in-Fact")), of the Contribution Agreement and the assignment of partnership interests and other deliveries contemplated thereby or (ii) the consummation by such Indemnitor (directly or through an Attorney-in-Fact) of the Transactions to which it is a party. Neither the execution and delivery Indemnitor (directly or through an Attorney-in-Fact) of any of the Contribution Agreements to which it is a party, nor the consummation by such Indemnitor (directly or through an Attorney-in-Fact) of the Transactions to which it is a party, nor compliance by such Indemnitor (directly or through an Attorney-in-Fact) with any of the provisions of the Contribution Agreement to which it is a party will (i) conflict with or result in any breach of any provisions of the governing instruments of such Indemnitor, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions, or provisions of any of the organizational documents of the Indemnitor or of any note, bond, mortgage, indenture, lease, license, easement, restriction, contract, agreement or other instrument or obligation to which such Indemnitor is a party or by which any of the foregoing or any of their respective properties or other assets may be bound, or (iii) violate any order, writ, injunction, law, decree, statute, agreement, rule or regulation applicable to Indemnitor or the Property except in the case of (ii) or (iii) for violations, breaches or defaults which would not, singly or in the aggregate, have a material adverse effect on the business or financial condition of Indemnitor, the Property or the Transactions.

          1.3  Consents Obtained; Binding Obligation; Absence of Undisclosed
               -------------------------------------------------------------
Liabilities.  Upon consummation of the assignments and other transactions
-----------
contemplated by the Contribution Agreement and the Grantor Agreements, the Operating Partnership will acquire, directly or indirectly, good, marketable and valid title to 100% of the ownership interests in the Asset Entity, free and clear of any liens, encumbrances, debts, liabilities or obligations, direct or indirect, contingent or non-contingent, and matured or unmatured with respect to such ownership interests in the Asset Entity (collectively, "Liabilities").

          1.4  Brokers.  Indemnitor, nor any general partner, officer or
               --------
director of Indemnitor, has employed any broker or finder, or incurred any liability therefor, in connection with the Transactions to which it is a party.

          1.5  Ownership.  Except as disclosed in the Registration Statement,
               ----------
Indemnitor has not granted to any person (other than pursuant to the Contribution Agreement) any option, warrant or other right to acquire any interest in the Asset Entity or the Property or, if such Indemnitor is a limited partnership, corporation, or trust, in such Indemnitor, and, to the knowledge of Indemnitor, no other person or entity has granted to any person any option, warrant or other right to acquire any interest in the Asset Entity, Grantor or the Property (in each case, other than options, warrants or other rights of third parties that have been duly waived or released).

          1.6  Assets.  Except as reflected in the Contribution Agreement or on
               -------
Schedule 1.6 attached hereto, Indemnitor does not own any assets other than its
------------
interest in the Corporate Assets and the interest in the Property being transferred to the Operating Partnership pursuant to the Contribution Agreement.

          1.7  Title to Corporate Assets.  To the best of Indemnitor's
               --------------------------
knowledge, the Asset Entity has good and marketable title to the Corporate Assets identified in the Contribution Agreement as being owned by such Asset Entity, free and clear of any material Liabilities of any kind except as disclosed in the Financial Statements (as defined hereinafter).

          1.8  Debt.  To the best of Indemnitor's knowledge, except for the
               ----
existing mortgage debt with respect to the Property, as described in the Registration Statement, the Asset Entity does not have any indebtedness other than indebtedness incurred by it in its ordinary course of business (which in no case exceeds **[$50,000]**). There exists no default or, to the knowledge of the Indemnitor, any event which with the passage of time or notice or both would constitute a default, with respect to the mortgage debt or any other debt of such entity that has not been cured or waived.

          1.9  Financial Statements.  To the best of Indemnitor's knowledge, the
               ---------------------
consolidated financial statements of the Asset Entity incorporated in the Registration Statement (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified. The balance sheets in the Financial Statements fairly present the financial condition of such entities as of the dates shown and the income statements in the Financial Statements fairly present the results of operations for the periods indicated. To the best of Indemnitor's knowledge, there are no material known Liabilities of the Asset Entity that are not described in such Financial Statements.

          1.10  Financial Condition.  Since the date of the Financial
                -------------------
Statements, there has been no material adverse change in the condition (financial or otherwise), earnings, business, affairs or business prospects of Indemnitor or the Asset Entity except as disclosed on Schedule
                                                      --------

1.10 attached hereto. Neither the Indemnitor nor the Asset Entity (i) is in
----
receivership or dissolution, (ii) has made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) has been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition has been filed against such Indemnitor or the Asset Entity.

          1.11  Contracts.  Except for (i) agreements relating to mortgage
                ---------
financing assumed by the Operating Partnership or to be repaid in connection with the Transactions, (ii) agreements relating to other indebtedness for borrowed money disclosed in the Registration Statement, (iii) agreements that the REIT or the Operating Partnership have or will enter into, or (iv) the leases referred to in Section 1.12 below, Schedule 1.11 attached hereto lists
                                          -------------
all contracts or other understandings, written or oral, to which the Asset Entity is a party or by which the Asset Entity is bound that relate to the Property or the Corporate Assets or that would otherwise become binding on the REIT or the Operating Partnership following consummation of the Transactions (collectively, the "Contracts" and each, a "Contract") which (a) singly or in combination with any other contract purporting to address the same matter for the Property or the Corporate Assets could require payments in excess of $50,000 in any year and (b) would not be terminable on six months notice or less by such Asset Entity or the Operating Partnership without violating the terms thereof. Each of the Contracts is valid and binding on the Asset Entity that is a party thereto, as applicable, and is in full force and effect in all material respects. The Asset Entity has not, and to the knowledge of the Indemnitor, no other party to any Contract has, breached or defaulted under the terms of such Contract, except for such breaches or defaults that would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, assets, business affairs or business prospects of the Asset Entity, the Property, the Corporate Assets or on the Transactions.

          1.12  Leases; Rent Rolls.  With respect to the Property, a true,
                -------------------
complete and correct copy of the lease (including all amendments, modifications and supplements thereto) for such Property have been delivered to the REIT or the Operating Partnership. The lease, upon the completion of the Transactions, will be in full force and effect in all material respects. No party to any such lease has breached or defaulted under the terms of such lease, except for such breaches or defaults as would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, assets, business affairs or business prospects of the Asset Entity, the Property, the Corporate Assets or the Transactions.

          1.13  Permits.  There exists for the Property (and will continue to
                -------
exist immediately following the consummation of the Transactions) all certificates, licenses, permits and other authorizations from governmental or political subdivisions or regulatory authorities (collectively, "Permits") as are necessary for the ownership, use, operation and licensing of such Property as it is currently being operated, except for such Permits for which the failure to possess would not have a material adverse effect on the condition (financial or otherwise), earnings, business, affairs or business prospects of the Property. All such Permits are in full force and effect and no such Permit has been violated in any material respect.

          1.14  Litigation; Moratoria.  Etc.  No claims, actions, suits,
                ---------------------------
proceedings or investigations have been instituted or, to the knowledge of the Indemnitor, threatened against any Grantor, the Asset Entity or any of the properties or rights of any of them (including, without limitation, the Property and the Corporate Assets), before or by any court or administrative, governmental or regulatory authority or body, domestic or foreign, that would have a material adverse effect on the condition (financial or otherwise), earnings, business, affairs or business prospects of the Property, any such Grantor, the Asset Entity or the Transactions. Neither the Asset Entity nor the Property is subject to any order, judgment, injunction or decree of any court, tribunal or other governmental authority (other than generally applicable laws, rules and regulations) that would have a material adverse effect on the business or condition (financial or otherwise), earnings, business, affairs or business prospects of the Asset Entity or the Property. Except as disclosed in the Registration Statement, there is no pending or, to the knowledge of the Indemnitor, threatened litigation, moratorium, condemnation proceedings, zoning change, or other similar proceeding or action that is likely to in any manner affect the size of, use of, improvements on, construction on, access to or availability of utilities or other necessary services to the Property, except such proceedings or actions that would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, assets, business, affairs or business prospects of or with respect to such Property or of the Asset Entity or, following the consummation of the Transactions, the REIT or the Operating Partnership.

          1.15  Compliance with Laws, Etc.  The Property is not in violation in
                -------------------------
any material respect of any zoning code, law, regulation or ordinance or any recorded covenants applicable to such Property which would have a material adverse effect on the condition (financial or otherwise), earnings, business, affairs or business prospects of any Grantor, Asset Entity or the Property or on the Transactions. The Asset Entity, or proper representative thereof, has not received any written or other notice of any violation of any applicable zoning code, law, regulation or ordinance, or of any employment, environmental, or other regulatory law, order, regulation, or requirement relating to the Property which remains uncured, and there are no such violations which, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, business, affairs or business prospects of the Asset Entity or the Property or on the Transactions.

          1.16  Taxes, Utilities, Etc.  Except for such matters that in the
                ----------------------
aggregate would not result in a material adverse effect on the condition (financial or otherwise), earnings, business, affairs or business prospects of the Asset Entity or the Property or on the Transactions, (i) all tax or information returns required to be filed on or before the date hereof by or on behalf of Indemnitor or the Asset Entity have been filed through the date hereof or will be filed on or before the closing of the IPO in accordance with all applicable laws, and (ii) there is no action, suit or proceeding pending against, or with respect to, Indemnitor or the Asset Entity or the Property in respect of any tax (other than tax abatement proceedings) nor is any claim for additional tax asserted by any such authority. No amounts due and owing with respect to the Property in connection with utilities, insurance, assessments or other charges customarily prorated in real estate transactions have been outstanding more than 30 days.

          1.17  Insurance.  The Asset Entity currently has in place the public
                ---------
liability, casualty and other insurance coverage with respect to its Property as is required by the applicable mortgage or bond financing documents to be assumed by the REIT or the Operating Partnership or to be placed by the REIT or the Operating Partnership on the Property (as described in the Registration Statement) or as would otherwise customarily be carried by owners or operators of projects similar to the Property in the markets in which such Property is located. To the knowledge of Indemnitor, each insurance policy with respect to the Property is in full force and effect and all premiums due and payable thereunder have been fully paid when due. Indemnitor nor, to the knowledge of Indemnitor, the Asset Entity, has received from any insurance company notice of any material defects or deficiencies affecting the insurability of the Property or any notices of cancellation or intent to cancel any such insurance.

          1.18  Employees.  Except as disclosed on Schedule 1.18, the Asset
                ----------                         -------------
Entity has no employees.

          1.19  Environmental.  To the knowledge of Indemnitor, except as
                --------------
disclosed in the environmental report prepared for the Property and enumerated on Schedule 1.19 (the "Environmental Report") and in the Registration Statement:
   -------------

          (i) no Hazardous Substances (as defined below) are present in the Environment (as defined below) at the Property in amounts or concentrations that would have a material adverse effect on the condition (financial or otherwise), earnings, assets, business, affairs, or business prospects of the Property, the Asset Entity, the Transactions, the REIT, or the Operating Partnership,

          (ii) the Asset Entity has not caused or allowed any discharging or disposal of any Hazardous Substance or pollutant into the Environment at the Property in material violation of any Environmental Law (as defined below) applicable to such Property and in an amount that would have a material adverse effect on the condition (financial or otherwise), earnings, assets, business, affairs, or business prospects of the Property, the Asset Entity, the Transactions, the REIT, or the Operating Partnership;

          (iii) the Asset Entity has not received any notice of a claim under or pursuant to any Environmental Law applicable to the Property pertaining to Hazardous Substances on the Property or pertaining to other property at which Hazardous Substances generated at the Property have come to be located;

          (iv) the Asset Entity has not received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law at the Property that is uncured or unremediated as of the date hereof; and

          (iv) the Property (A) is not included on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation and Liability Information System database maintained by the EPA or
(B) is included on any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law, and the Asset Entity has not received any written notice from the EPA or any other Governmental Authority proposing the inclusion of the Property on such list.

     As used herein, "HAZARDOUS SUBSTANCE" shall mean asbestos or asbestos containing materials, polychlorinated biphenyls or any hazardous substance, hazardous material, hazardous waste, toxic substance, toxic material, toxic waste, oil, petroleum, or petroleum-derived substance or waste, listed or regulated under the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. (S)(S) 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act, as amended (42 U.S.C. (S)(S) 6901, et seq.) ("RCRA"), or any other Environmental Law affecting the Property; "ENVIRONMENT" shall mean any ambient air, surface water, ground water, land surface, or subsurface strata located at, on, or under the Property; "ENVIRONMENTAL LAW" shall mean CERCLA, RCRA, the Clean Air Act, as amended (42 U.S.C. (S)(S) 7401 et seq.), or the Clean Water Act, as amended (33 U.S.C. (S)(S) 1251 et seq.), together with all laws, rules, regulations, statutes, ordinances and orders promulgated thereunder and all other federal, state and local laws, relating to the protection of the environment or the safety and health of persons from exposure to any actual or potential release, removal, discharge or emission of Hazardous Substances; "GOVERNMENTAL AUTHORITY" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "LIEN" shall mean, with respect to the Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment, or other liability in, on, or affecting such Property.

          1.20  Condition of the Property: No Alterations.  There is no material
                ------------------------------------------
defect in the condition of the Property, the improvements thereon, the structural elements thereof, or the mechanical systems therein, nor any material damage from uninsured casualty or other cause, nor any soil condition of any such Property that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations, except for any such defect, damage or condition that has been corrected or will be corrected in the ordinary course of the business of such Property as part of its scheduled annual maintenance and improvement program.

          1.21  Ground Leases.  (i) each ground lease which creates a leasehold
                --------------
interest in the Property (collectively, "Ground Leases") is in full force and effect, (ii) no material default exists under any of the terms, conditions, covenants or provisions of any of the Ground Leases, (iii) neither the Asset Entity nor the landlord under any of the Ground Leases has commenced any action or given or received any notice asserting a default thereunder or for the purpose of terminating any of the Ground Leases and (iv) all rents, additional rents and other sums which have been billed under any of the Ground Leases have been paid in full.

     2.  Additional Representations and Warranties with Respect to Indemnitor.
         ---------------------------------------------------------------------
Indemnitor hereby further represents and warrants to the REIT and the Operating Partnership as follows:

          2.1  Authority Relative to this Agreement.  All action of such
               ------------------------------------
Indemnitor necessary to authorize the execution, delivery and performance of this Agreement by such Indemnitor has been taken, and no other proceedings on the part of such Indemnitor are necessary to authorize the execution and delivery by such Indemnitor of this Agreement and the consummation by such Indemnitor of the transactions hereunder. Neither the execution and delivery of this Agreement by such Indemnitor, nor the consummation by such Indemnitor of the transactions contemplated hereunder, nor compliance by such Indemnitor with any of the provisions of this Agreement will (i) conflict with or result in any breach of any provisions of the partnership agreement, the articles of incorporation or bylaws or other organizational documents, as applicable, to which such Indemnitor is bound or is a party, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which such Indemnitor is a party or by which such Indemnitor may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Indemnitor, except in the case of
(ii) or (iii) for violations, breaches or defaults which would not in the aggregate have a material adverse effect on the business or financial condition of such Indemnitor.

          2.2  Binding Obligation.  This Agreement has been duly and validly
               ------------------
executed and delivered by such Indemnitor and constitutes a valid and binding agreement of such Indemnitor, enforceable against such Indemnitor in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

          2.3  Registration Statement.  The Indemnitor has reviewed the
               ----------------------
Registration Statement and represents and warrants that it does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     3.  Indemnity, Limitations on Liability.  Subject to the terms hereof,
         -----------------------------------
Indemnitor hereby agrees to indemnify and hold harmless the REIT and the Operating Partnership (each, a "Covered Party") from any damage, expense, loss, cost, claim or liability (each a "Claim") suffered or incurred by any Covered Party as a result of any inaccuracy in any representation or warranty contained herein. Notwithstanding anything to the contrary contained in this Agreement,
(a) for so long as the REIT shall have a valid, first priority perfected lien on and security interest in the Collateral described in the Pledge Agreement referred to in Section 4 hereof, the maximum liability of Indemnitor under this Agreement shall be limited to the rights of such entity in such Collateral; provided, however, that the Indemnitor shall have no liability resulting from
--------- --------
any Claims, unless and until the amount of such Claims shall exceed in the aggregate $100,000 (except with respect to liabilities arising pursuant to Section 1.4 hereof which are evidenced by written brokerage agreements which have been executed by Indemnitor or the Asset Entity or any general partner, officer or director of Indemnitor on behalf of such Indemnitor, with respect to which such minimum aggregate amount shall not apply); the liability of Indemnitor hereunder is expressly limited to the actual out-of-pocket damages, expenses, losses, costs or liabilities suffered or incurred by the REIT or the Operating Partnership (including, without limitation, reasonable attorneys' fees and expenses and other costs incurred in defending against any adverse claims) as a result of any matter referred to in this Section 3 (each, a "Covered Matter") and with respect to which a claim is made in accordance with Section 5 hereof, and the Indemnitor shall not be liable to any Covered Party under this Agreement for any indirect, special, consequential, loss of profits, or similar speculative damages asserted or claimed by a Covered Party.

     4.  Pledge of Stock and Units.  As security for the full and timely
         --------------------------
performance of its obligations hereunder, the Indemnitor agrees to execute and deliver a Pledge and Security Agreement and the documents referred to therein (the "Pledge Agreement") in the form of Exhibit C attached hereto and to make
                                        ---------
the deliveries and perform the obligations required thereunder.

     5.  Survival: Agreements Regarding Certain Claims.  It is the express
         ----------------------------------------------
intention and agreement of the parties hereto that the representations, warranties and indemnities set forth in this Agreement shall survive the Final Closing for a period equal to one (1) year from the date hereof and (except as specifically provided below in this Section 5) shall expire and be terminated and extinguished forever at such time, except with respect to claims asserted against the Indemnitor in good faith pursuant hereto by written notice from any or all of the Covered Parties to such Indemnitor at any time within one (1) year following the date hereof. Any written notice given within such one (1) year period must set forth the nature and details of the Claim with reasonable specificity in order to constitute a valid notice pursuant to the preceding sentence. Each Covered Party agrees that, in the event that such Covered Party could reasonably make any claim with respect to a matter covered by this Agreement under any existing policy of insurance or against any Grantor under a Grantor Agreement, such Covered Party shall, prior to taking any action hereunder against the Indemnitor, make a claim under such policy or against such Grantor and thereafter shall use reasonable efforts to prosecute such claim to completion; provided, however, that from and after (i) the time that notice is
            --------  -------
given to Indemnitor that a Claim exists but that coverage therefor is being sought from an insurer or Grantor and that no action or (in accordance with the preceding proviso) limited action is being taken against such Indemnitor (provided such notice is given within one (1) year following the date of the Final Closing), through and including (ii) thirty days after the date of abandonment (by non-prosecution or otherwise) of such Claim against such carrier or Grantor (or other final disposition of such Claim) or, if earlier, the applicable limitations period for such claim, such one year period, with respect to that Indemnitor and that Claim only and no other Claim (other than other Claims satisfying the conditions of this proviso), shall be stayed, as necessary, to preserve such Covered Party's rights against such Indemnitor under this Agreement. The amounts recovered under an insurance policy or from any Grantor with respect to any Claim shall be credited against the Indemnitor's liability with respect to such Claim.

     6.  Miscellaneous.
         --------------

          6.1  Notices.  All notices, demands, requests or other communications
               -------
which may be or are required to be given or made either by the Indemnitor, on the one hand, or the REIT or the Operating Partnership, on the other hand, pursuant to this Agreement shall be in writing and shall be hand delivered or transmitted by certified mail, express overnight mail or delivery service, telegram, telex or facsimile transmission to the parties to the following addresses:

     If to Indemnitor, to:              c/o LaSalle Partners
                                        220 East 42nd Street
                                        New York, New York  10017
                                        Attn:  Michael Barnello
                                        Phone: (212) 661-6161
                                        Facsimile: (212) 687-8170

     With a copy to:            Hagan & Associates
                                        200 East Randolph Drive
                                        Suite 4322
                                        Attn:  Robert K.  Hagan, Esq.
                                        Phone: (312) 228-1050
                                        Facsimile: (312) 228-0982

     If to the REIT or the Operating
     Partnership to:    c/o LaSalle Partners
                                        220 East 42nd Street
                                        New York, New York  10017
                                        Attn:  Michael Barnello
                                        Phone: (212) 661-6161
                                        Facsimile: (212) 687-8170

     With a copy to:            Brown & Wood
                                        One World Trade Center
                                        New York, NY  10048
                                        Attn: Michael F.  Taylor, Esq.
                                        Phone: (212) 839-8602
                                        Facsimile: (212) 839-5599

or to such other address in the United States of America as the addressee may indicate by written notice to the other party in conformance with this Section 6.1.

     Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the delivery receipt, the affidavit of messenger or (with respect to a telex) the answer back being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

          6.2  Benefit and Assignment.  No party hereto shall assign this
               ----------------------
Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the Indemnitor (if the assignor is the Operating Partnership or the REIT) or of the Operating Partnership and the REIT (if the assignor is the Indemnitor); and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

          6.3  Entire Agreement; Amendment.  This Agreement contains the final
               ----------------------------
and entire agreement between the parties hereto with respect to the subject matter hereof and is intended to be an integration of all prior negotiations and understandings. The parties to this Agreement shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained or referred to herein or therein. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

          6.4   Governing Law.  This Agreement, the rights and obligations of
                --------------
the parties hereto and any claims or disputes relating thereto shall be governed by and construed under the laws of the State of New York.

          6.5   Counterparts.  This Agreement may be executed in one or more
                -------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          6.6   Definition of Knowledge.  As used herein, "to the knowledge" of
                ------------------------
Indemnitor means the actual knowledge of such Indemnitor.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered on its behalf as of the date first above written.

                                        LASALLE OPERATING PARTNERSHIP, L.P.

                                        By: LaSalle Hotel Properties,
                                          its General Partner

                                        By:________________________________
                                         Name:
                                         Title:

                                                **[LASALLE PLAZA PARK LIMITED
                    PARTNERSHIP]** **[LASALLE SEAVIEW, L.P.]** **[LASALLE LRP BLOOMINGTON LIMITED PARTNERSHIP]** **[LASALLE LRP DALLAS HOTEL LIMITED PARTNERSHIP**] **[LASALLE LRP NEW ORLEANS HOTEL LIMITED PARTNERSHIP**] **[LASALLE LRP KEY WEST HOTEL INVESTORS LIMITED PARTNERSHIP**] **[LASALLE LE MONTROSE LIMITED PARTNERSHIP]** **[LASALLE SABAL PLAZA LIMITED PARTNERSHIP]** **[LASALLE OMAHA HOTEL INVESTORS LIMITED PARTNERSHIP]** **[LASALLE HOTEL CO-INVESTMENT, INC.]**

                                        By:________________________________
                                         Name:
                                         Title:

SCHEDULE 1.10
-------------

     Listing of material adverse change in the condition (financial or otherwise), earnings, business, affairs or business prospectus of Indemnitor or the Asset Entity: NONE

SCHEDULE 1.11
-------------



     List of contracts or understandings that require $10,000 payment with respect to the Property and are not terminable on 6 months notice or less: NONE

Exhibit C

                               [Pledge Agreement]